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Exhibit 1.3

REMARKETING AGREEMENT

October 31, 2005

HSBC Securities (USA) Inc.
HSBC Tower 10
452 5th Avenue
New York, NY 10018

Ladies and Gentlemen:

        HSBC Securities (USA) Inc. (the "Remarketing Agent"), is undertaking to remarket up to $541,575,000 of 8.875% Senior Notes due February 15, 2008 (the "Notes"), issued by HSBC Finance Corporation (as successor by merger to Household Finance Corporation), a Delaware corporation (the "Company").

        This Remarketing Agreement (this "Agreement") is being entered into pursuant to the Purchase Contract Agreement between the Company and The Bank of New York, as purchase contract agent (the "Purchase Contract Agent"), dated as of October 30, 2002 (the "Original Purchase Contract Agreement"), as supplemented by the Supplemental Agreement No. 1, dated as of March 28, 2003, by and among H2 Acquisition Corporation, JPMorgan Chase Bank, as Collateral Agent, Custodial Agent and Securities Intermediary (the "Collateral Agent"), and the Purchase Contract Agent (the "Supplemental Agreement" and, together with the Original Purchase Contract Agreement, the "Purchase Contract Agreement"). The Notes have been issued by the Company pursuant to an Indenture, dated as of November 1, 1994 (the "Original Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture between the Company and the Trustee, dated as of October 30, 2002 (the "First Supplement") and the Supplemental Indenture between the Company and the Trustee, dated as of December 15, 2004 (the "Second Supplement" and, together with the Original Indenture and the First Supplement, the "Indenture").

        Each Note was issued by the Company as part of an equity security unit (each, a "Unit") that also includes a contract (a "Purchase Contract") under which the holder of the related Unit would purchase from HSBC Holdings plc ("Parent") on February 15, 2006, a number of ordinary shares, par value U.S. $0.50 per share (the "Issuable Shares") of the Parent equal to the Settlement Rate as set forth in the Purchase Contract Agreement. In accordance with the terms of the Purchase Contract Agreement, the Notes constituting a part of the Units will have been pledged by the Purchase Contract Agent, on behalf of the holders of the Units, to the Collateral Agent pursuant to the Pledge Agreement, dated as of October 30, 2002, among the Company, the Purchase Contract Agent and the Collateral Agent, as supplemented by the Supplemental Agreement (as so supplemented, the "Pledge Agreement") to secure the holders' obligation to purchase the Issuable Shares under the Purchase Contracts.

        Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Indenture, the Purchase Contract Agreement, the Pledge Agreement and the Underwriting Agreement among the Company and the several underwriters named therein, dated as of October 24, 2002, entered into in connection with the initial public offering of the Units (the "Underwriting Agreement"), as the case may be.

        The Remarketing (as defined below) of the Notes is provided for in the Purchase Contract Agreement. As used in this Agreement, "Transaction Documents" shall mean, collectively, the Indenture, the Purchase Contract Agreement, the Pledge Agreement and this Agreement; the term "Remarketed Notes" means the Notes subject to the Remarketing as notified to the Remarketing Agent by the Purchase Contract Agent and the Custodial Agent, on or prior to 10 a.m., New York Time, on the Remarketing Date; the term "Remarketing Procedures" means the procedures in connection with the Remarketing of the Notes, as described herein and in the Purchase Contract Agreement and the Pledge Agreement; the term "Remarketing" means the remarketing of the Remarketed Notes pursuant to the Remarketing Procedures; the term "Remarketing Date" means the third Business Day immediately preceding November 15, 2005 and the last date of any Subsequent Remarketing; and the term "Instruments" means the Remarketed Notes, the Purchase Contracts, the Units, the Notes and the Issuable Shares.

        SECTION 1.    Appointment and Obligations of the Remarketing Agent.

(a)
The Company hereby appoints HSBC Securities (USA) Inc. as exclusive Remarketing Agent and Reset Agent, and HSBC Securities (USA) Inc. hereby accepts such appointment, for the purpose of (i) Remarketing Remarketed Notes on behalf of the holders thereof and (ii) performing such other duties as are assigned to the Remarketing Agent and Reset Agent in the Remarketing Procedures, all in accordance with and pursuant to the Remarketing Procedures.

(b)
The Remarketing Agent agrees (i) to use its commercially reasonable best efforts to remarket the Remarketed Notes tendered or deemed tendered to the Remarketing Agent in the Remarketing, (ii) to notify the Company, the Depositary and the Indenture Trustee promptly of the Reset Rate and (iii) to establish the Reset Rate and carry out such other duties as are assigned to the Remarketing Agent and Reset Agent in the Remarketing Procedures, all in accordance with the provisions of the Remarketing Procedures.

(c)
On the Remarketing Date, the Remarketing Agent shall use its commercially reasonable best efforts to remarket, at a price equal to 100.25% of the Remarketing Value, the Remarketed Notes tendered or deemed tendered for purchase.

(d)
If, as a result of the efforts described in Section l(b), the Remarketing Agent determines, after consultation with the Company, that it will be able to remarket all Remarketed Notes tendered or deemed tendered for purchase at a price of 100.25% of the Remarketing Value prior to 4:00 p.m., New York City time, on the Remarketing Date, the Remarketing Agent, after consultation with the Company, shall (i) determine the rate of interest (the "Reset Rate") that will enable it to remarket all Remarketed Notes tendered or deemed tendered for Remarketing and (ii) commit to purchase, on a third-day settlement basis, and on the third Business Day following the Remarketing Date (the "Remarketing Closing Date"), shall purchase, the Agent-purchased Treasury Consideration.

(e)
If the Remarketing Agent cannot remarket the Notes on the Remarketing Date, the Remarketing Agent shall use its commercially reasonable best efforts to attempt to remarket Notes on each of the two Business Days immediately following the Remarketing Date and, if necessary, on each of the three Business Days immediately preceding December 15, 2005, and if necessary, on the third Business Day immediately preceding the Stock Purchase Date in accordance with the Remarketing Procedures (each such remarketing, the "Subsequent Remarketing"), provided that (i) the notice of any Subsequent Remarketing cannot be given until the Failed Remarketing notice has been published in accordance with the Remarketing Procedures in respect of any immediately preceding Failed Remarketing and (ii) the Remarketing Closing Date in respect of any Subsequent Remarketing must fall no later than on the Business Day immediately preceding the Stock Purchase Date.

(f)
If, by 4:00 p.m., New York City time, on a Remarketing Date (including a Remarketing Date of any Subsequent Remarketing), the Remarketing Agent is unable to remarket all Remarketed Notes tendered or deemed tendered for purchase, a failed Remarketing ("Failed Remarketing") shall be deemed to have occurred, and the Remarketing Agent shall, on such date, so advise by telephone the Depositary, the Purchase Contract Agent, the Trustee, the Company and the Collateral Agent.

(g)
On the third Business Day following any Failed Remarketing, the Remarketing Agent shall remit (i) to the Custodial Agent the Remarketed Notes comprised of the Separate Notes, and (ii) to the Collateral Agent the balance of the Remarketed Notes.

(h)
If by 4:00 p.m., New York City time, on the third Business Day immediately preceding the Stock Purchase Date, the Remarketing Agent, in spite of using its commercially reasonable best efforts, fails to remarket all of the Notes tendered or deemed tendered for purchase, the "Last Failed Remarketing" will be deemed to have occurred. In this case, the Remarketing Agent shall so advise by telephone the Depositary, the Purchase Contract Agent Trustee, the Company and the Collateral Agent. On the third Business Day following the Last Failed Remarketing, the Remarketing Agent shall remit (i) to the Custodial Agent the Remarketed Notes comprised of the Separate Notes and (ii) to the Collateral Agent the balance of the Remarketed Notes.

(i)
By approximately 4:30 p.m., New York City time, on a Remarketing Date, provided that there has not been a Failed Remarketing (including the Last Failed Remarketing), the Remarketing Agent shall advise by telephone the Company, the Purchase Contract Agent, the Depositary and the Trustee of the Reset Rate determined in the Remarketing and the number of Remarketed Notes sold in the Remarketing.

(j)
In accordance with the Depositary's normal procedures, on the Remarketing Closing Date, the transactions described above with respect to each Note tendered for purchase and sold in the Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary participants shall be debited and credited and such Notes delivered by book-entry as necessary to effect purchases and sales of such Notes.

(k)
On the Remarketing Closing Date, the tender and settlement procedures set forth in this Section 1, including provisions for payment by purchasers of the Notes in the Remarketing, shall be subject to modification to the extent required by the Depositary or if the Depositary's book-entry system is no longer available for the Notes at the time of the Remarketing, to facilitate the tendering and remarketing of the Notes in certificated form. In addition, the Remarketing Agent may modify the settlement procedures set forth herein in order to facilitate the settlement process.

(l)
On the Remarketing Closing Date, the Remarketing Agent shall remit to the Collateral Agent through the Purchase Contract Agent the Agent-purchased Treasury Consideration.

(m)
On the Remarketing Closing Date, the Remarketing Agent shall retain as a remarketing fee an amount not exceeding 25 basis points (0.25%) of the total proceeds from the sale of the Remarketed Notes and shall remit (i) the remaining portion of the balance attributable to the Separate Notes to the Custodial Agent for distribution to the holders of the Separate Notes that were remarketed and (ii) the remaining portion of the balance to the Purchase Contract Agent for distribution to the holders of the Remarketed Notes in accordance with the Purchase Contract Agreement.

        SECTION 2.    Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees (i) on and as of the date hereof, (ii) on and as of the date the Prospectus or other Remarketing Materials (each as defined in Section 2(a) below) are first distributed in connection with the Remarketing (the "Commencement Date"), (iii) on and as of the Remarketing Date and (iv) on and as of the Remarketing Closing Date (provided that such events which this Agreement or the Remarketing Materials indicate shall have occurred by the Remarketing Closing Date need only have occurred by such date), that:

          (a)   A registration statement on Form S-3 (Registration No. 333-120494) and amendments thereto have been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") and filed with the Commission under the Securities Act, and such registration statement and any post-effective amendments thereto, each in the form heretofore delivered to the Remarketing Agent, have been declared effective by the Commission in such form. As used in this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time of such registration statement; Preliminary Prospectus means each prospectus included in such registration statement, or amendment thereto, before it became effective under the Securities Act and any prospectus filed by the Company with consent of the Remarketing Agent pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at its Effective Time, including documents incorporated by reference therein at such time and, if applicable, all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any information deemed to be part of such Registration Statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed pursuant to Rule 424(b) of the Rules and Regulations. Reference made herein to any Preliminary Prospectus, the Prospectus or any other information furnished by the Company to the Remarketing Agent for distribution to investors in connection with the Remarketing (the "Remarketing Materials") shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, or, in the case of Remarketing Materials, referred to as incorporated by reference therein, and any reference to any amendment or supplement to any Preliminary Prospectus, the Prospectus or the Remarketing Materials shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Prospectus or the Prospectus incorporated by reference therein pursuant to Item 12 of Form S-3 or, if so incorporated, after the date of the Remarketing Materials, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Company hereby consents to the use of the Prospectus, the Preliminary Prospectus and the Remarketing Materials in connection with the Remarketing.

          (b)   (i)    The Registration Statement conforms, and the Prospectus, the Preliminary Prospectus and the Remarketing Materials, and any further amendments or supplements to the Registration Statement, the Prospectus or the Remarketing Materials, will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations and the Registration Statement, the Prospectus and the Remarketing Materials do not and will not, as of the Effective Date (as to the Registration Statement and any amendment thereto), as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) and as of the Commencement Date, the Remarketing Date and the Remarketing Closing Date contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Remarketing Agent expressly for use therein; and

            (ii)   the Commission has not issued any order preventing or suspending the use or effectiveness of the Registration Statement, any Preliminary Prospectus, the Prospectus or the Remarketing Materials.

          (c)   The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations, and none of such documents, as of their respective effective or filing dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations and will not, as of their respective effective or filing dates, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall apply only to documents so filed and incorporated by reference during the period that a prospectus relating to the Notes is required to be delivered in connection with the Remarketing (such period being hereinafter sometimes referred to as the "prospectus delivery period"), and provided further, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Remarketing Agent expressly for use therein.

          (d)   The financial statements included in the Registration Statement present fairly the financial position of the Company and subsidiaries as of the dates indicated and the results of their respective operations for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a basis which is consistent in all material respects during the periods involved;

          (e)   Since the date of the latest audited financial statements in the Prospectus there has not been any material change in the capital stock or long-term debt of the Company (except for changes resulting from the purchase by the Company of its outstanding securities for sinking fund purposes) or any material adverse change in the general affairs or management or the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

          (f)    The Company and its significant subsidiaries within the meaning of Rule 1-02 of Regulation S-X under the Act (the "significant subsidiaries") are validly organized and existing corporations under the laws of their respective jurisdictions of incorporation; and the Company and its significant subsidiaries are duly authorized under statutes which regulate the business of insurance or banking or the business of making loans or of financing the sale of goods (commonly called "small loan laws," "consumer finance laws," or "sales finance laws"), or are permitted under the general interest statutes and related laws and court decisions, to conduct in the various jurisdictions in which they do business the respective businesses therein conducted by them as described in the Prospectus, except where failure to be so authorized or permitted will not have a material adverse effect on the business or consolidated financial condition of the Company and its subsidiaries taken as a whole;

          (g)   There are no legal or governmental proceedings pending, other than those referred to in the Prospectus, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (h)   The compliance by the Company with all of the provisions of this Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for conflicts, breaches and defaults which would not, individually or in the aggregate, be materially adverse to the Company and its subsidiaries taken as a whole or materially adverse to the transactions contemplated by this Agreement), nor will such action result in any violation of the provisions of the Certificate or Articles of Incorporation, as amended, or the By-Laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation applicable to the Company or any of its subsidiaries of any court or of any Federal, State or other regulatory authority or other governmental body having jurisdiction over the Company or any of its subsidiaries; and no consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental body is required for the consummation by the Company of the other transactions contemplated by this Agreement, except the registration under the Securities Act of Remarketed Notes and such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or Blue Sky laws in connection with the Remarketing of the Remarked Notes by the Remarketing Agent.

          (i)    The Units have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Units are in the form contemplated by, and are entitled to the benefits of, the Purchase Contract Agreement; and the Units conform in all material respects to the description thereof contained in the Prospectus and the Remarketing Materials.

          (j)    The Purchase Contract Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery thereof by the Purchase Contract Agent, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Purchase Contract Agreement conforms in all material respects to the description thereof contained in the Prospectus and the Remarketing Materials.

          (k)   The Purchase Contracts underlying the Units have been duly authorized, issued and delivered and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Purchase Contracts conform in all material respects to the description thereof contained in the Prospectus and the Remarketing Materials; and the issuance of the Purchase Contracts is not subject to any preemptive or similar rights.

          (l)    The Pledge Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Pledge Agreement conforms to the description thereof contained in the Prospectus and the Remarketing Materials.

          (m)  The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Indenture Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Indenture has been duly qualified under the Trust Indenture Act; and the Indenture conforms in all material respects to the description thereof contained in the Prospectus and the Remarketing Materials;

          (n)   The Notes have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Notes are in the form contemplated by, and are entitled to the benefits of, the Indenture and conform in all material respects to the description thereof contained in the Prospectus and the Remarketing Materials; and

          (o)   This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and this Agreement conforms in all material respects to the description thereof contained in the Prospectus and the Remarketing Materials.

          (p)   KMPG LLP, who have certified certain financial statements of the Company, are an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations.

        SECTION 3.    Fees and Expenses.    The Company covenants and agrees with the Remarketing Agent it will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Remarketed Notes under the Securities Act and the costs incident to the preparation, filing and printing of the Registration Statement, Prospectus and any Remarketing Materials and any amendments or supplements thereto; (ii) the costs of distributing the Registration Statement, Prospectus and any Remarketing Materials and any amendments or supplements thereto; (iii) any fees and expenses of qualifying the Remarketed Notes under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing a Blue Sky memorandum (including related fees and expenses of counsel to the Remarketing Agent); (iv) any filing fees incident to any required review by the National Association of Securities Dealers Inc. of the terms of the sale of the Remarketed Notes, and the fees and disbursements of counsel for the Remarketing Agent in connection therewith; (v) the fees and expenses of the Trustee and any agent of the Trustee and the fees, disbursements and expenses of counsel for the Trustee in connection with the Remarketing; (vi) all other costs and expenses incident to the performance of the obligations of the Company hereunder.

        SECTION 4.    Further Agreements of the Company.    The Company agrees to use its reasonable best efforts:

          (a)   To prepare any registration statement or prospectus and any amendment and supplemental amendment thereto in each case, in a form reasonably acceptable to the Remarketing Agent, in connection with the Remarketing, and, if required, to file any such prospectus pursuant to the Securities Act within the period required by the Rules and Regulations; to advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus (or the Remarketing Materials) or any amended Prospectus (or the Remarketing Materials) has been filed and to furnish the Remarketing Agent with copies thereof; to file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of Remarketed Notes; to advise the Remarketing Agent, after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or the Remarketing Materials, of the suspension of the qualification of the Remarketed Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or the Remarketing Materials or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or the Remarketing Materials or suspending any such qualification, to use its commercially reasonable best efforts to obtain the withdrawal of such order;

          (b)   To furnish to the Remarketing Agent and to counsel for the Remarketing Agent a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

          (c)   Prior to 10:00 a.m. New York City time, on the Business Day next succeeding the date of this Agreement and from time to time, to deliver to the Remarketing Agent in New York City such number of the following documents as the Remarketing Agent shall reasonably request:

            (i)    conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto,

            (ii)   the Prospectus or the Remarketing Materials and any amended or supplemented Prospectus or the Remarketing Materials,

            (iii)  any document incorporated by reference in the Prospectus and the Remarketing Materials (excluding exhibits thereto), and

            (iv)  any Remarketing Materials;

and, if the delivery of a prospectus is required at any time in connection with the Remarketing and if at such time any event shall have occurred as a result of which the Prospectus or the Remarketing Materials as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus or the Remarketing Materials, as applicable, is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus and the Remarketing Materials or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agent and, upon its request, to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in securities as many copies as the Remarketing Agent may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

          (d)   To file with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Remarketing Agent, be required by the Securities Act or requested by the Commission;

          (e)   Prior to filing with the Commission (i) any amendment to the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Prospectus or (ii) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Remarketing Agent and counsel for the Remarketing Agent;

          (f)    To make generally available to its security holders as soon as practicable, but in any event not later than ninety days after the close of the period covered thereby, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and covering a period of at least twelve consecutive months beginning not later than the first day of the fiscal quarter following the Remarketing Closing Date; and

          (g)   From time to time to take such action as the Remarketing Agent may reasonably request to qualify the Remarketed Notes for offering and sale under the securities laws of such jurisdictions as the Remarketing Agent may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the offering of the Notes; provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

        SECTION 5.    Conditions to the Remarketing Agent's Obligations.    The obligations of the Remarketing Agent hereunder are subject to the accuracy, on and as of the date when made, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions. The Remarketing Agent may in its sole discretion waive on its behalf compliance with any conditions to the obligations of the Remarketing Agent hereunder.

          (a)   The Prospectus shall have been filed with the Commission and no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending the qualification under the Trust Indenture Act of the Indenture shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in any Registration Statement or the Prospectus or otherwise shall have been complied with.

          (b)   (i) the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Company and the Trustee shall have performed their respective obligations in connection with the Remarketing (or any Subsequent Remarketing, in the event of a Failed Remarketing) pursuant to the Purchase Contract Agreement, the Pledge Agreement, the Indenture and this Agreement (including, without limitation, giving the Remarketing Agent notice of the aggregate principal amount of Notes to be remarketed no later that 10:00 a.m., New York City time, on the Remarketing Date and concurrently delivering the Notes to be remarketed to the Remarketing Agent), and (ii) corporate proceedings and other legal matters incident to the authorization, form and validity of the Transaction Documents, the Notes, the Instruments, the Prospectus, the Registration Statement or the Remarketing Materials and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel to the Remarketing Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (c)   McDermott Will & Emery LLP, counsel for the Remarketing Agent, shall have furnished to the Remarketing Agent such written opinion or opinions, dated the Remarketing Closing Date, with respect to the incorporation of the Company, the validity of the Notes, the Registration Statement, Prospectus, the Remarketing Materials and such other related matters as the Remarketing Agent may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (d)   Counsel for the Company, shall have furnished to the Remarketing Agent his written opinion, dated the Remarketing Closing Date, in form and substance reasonably satisfactory to Remarketing Agent, to the effect that:

            (i)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

            (ii)   The significant subsidiaries of the Company are validly organized and existing corporations under the laws of their respective jurisdictions of incorporation;

            (iii)  The Company and its significant subsidiaries are duly authorized under statutes which regulate the business of insurance or banking or the business of making loans or of financing the sale of goods (commonly called "small loan laws," "consumer finance laws," or "sales finance laws"), or are permitted under the general interest statutes and related laws and court decisions, to conduct in the various jurisdictions in which they do business the respective businesses therein conducted by them as described in the Prospectus, except where failure to be so permitted or failure to be so authorized will not have a material adverse effect on the business or consolidated financial condition of the Company and its subsidiaries taken as a whole;

            (iv)  The Company has an authorized capitalization as set forth in the Prospectus as amended or supplemented and all of the outstanding shares of its common stock have been duly and validly authorized and issued, are fully paid and nonassessable and are indirectly owned by the Company's ultimate parent, HSBC Holdings plc;

            (v)   To the best of such counsel's knowledge, there are no legal or governmental proceedings pending, other than those referred to or incorporated in the Prospectus, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which individually or in the aggregate is material, and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (vi)  This Agreement has been duly authorized, executed and delivered by the Company;

            (vii) The Indenture and the Notes have been duly authorized, executed and delivered by the Company, and constitute valid and legally binding instruments of the Company enforceable in accordance with their respective terms except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity; the Indenture has been duly qualified under the Trust Indenture Act; and all taxes and fees required to be paid with respect to the execution of the Indenture and the Notes and the issuance of the Notes have been paid; the Notes are entitled to the benefits provided by the Indenture and the Notes and the Indenture conform to the descriptions thereof in the Prospectus as amended or supplemented;

            (viii) The compliance by the Company with all of the provisions of this Agreement, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument, known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for conflicts, breaches and defaults which would not, individually or in the aggregate, be materially adverse to the Company and its subsidiaries taken as a whole or materially adverse to the transactions contemplated by this Agreement), nor will such action result in any violation of the provisions of the Certificate or Articles of Incorporation, as amended, or the By-Laws of the Company or any of its subsidiaries or, to the best of such counsel's knowledge, any statute or any order, rule or regulation applicable to the Company or any of its subsidiaries of any court or of any Federal, State or other regulatory authority or other governmental body having jurisdiction over the Company or any of its subsidiaries; and no consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental body is required for consummation of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Remarketed Notes and such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or Blue Sky laws in connection with the Remarketing of the Remarketed Notes by the Remarketing Agent;

            (ix)  The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations; and such counsel has no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of documents which became effective under the Securities Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

            (x)   The Registration Statement has become and is now effective under the Securities Act and, to the best of such counsel's knowledge, no proceedings for a stop order in respect of the

    Registration Statement are pending or threatened under Section 8(d) or 8(e) of the Securities Act; and

            (xi)  The Registration Statement and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company prior to the Remarketing Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations thereunder; such counsel has no reason to believe that the Registration Statement or any amendment thereof (including the filing of any annual report on Form 10-K) at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented at the time it was filed or transmitted for filing pursuant to Rule 424 under the Securities Act contained or as amended or supplemented at the Remarketing Closing Date contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any contracts or exhibits required to be filed with the Registration Statement which are not so filed; and

            (xii) The Units, the Purchase Contract Agreement, the Purchase Contracts, the Indenture, the Notes and the Pledge Agreement conform in all material respects to the descriptions thereof contained in the Prospectus and the Remarketing Materials;

          (e)   Sidley Austin Brown & Wood LLP, special tax counsel to the Company, shall have furnished to the Remarketing Agent such opinion or opinions, dated the Remarketing Closing Date, to the effect that the statements made in the Prospectus under the caption "Certain U.S. Income Tax Considerations," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

          (f)    The Company will furnish the Remarketing Agent with such conformed copies of such opinions, certificates, letters and documents as the Remarketing Agent reasonably requests.

          (g)   On the Remarketing Closing Date, New York City time KPMG LLP, an independent registered public accounting firm, shall have furnished to the Remarketing Agent a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Remarketing Agent, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to certain financial information contained in the Prospectus and in the Remarketing Materials.

          (h)   The Company and its subsidiaries taken as a whole, shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus or the Remarketing Materials any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) since the respective dates as of which information is given in the Prospectus or the Remarketing Materials there shall not have been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change in the general affairs or management, or the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus or the Remarketing Materials, the effect of which in any such case described in clause (i) or (ii) is in the judgment of the Remarketing Agent so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being distributed at such Remarketing Date on the terms and in the manner contemplated in the Prospectus or the Remarketing Materials;

          (i)    On or after the date hereof, no downgrading shall have occurred in the rating accorded the Company's senior debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g) of the Act;

          (j)    On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iii) a material disruption in the securities settlement or clearance system services in the United States; or (iv) the outbreak or material escalation of hostilities or the declaration by the United States of a national emergency or war, or any other calamity or crisis, if, in the case of clause (iii) or (iv) above, the effect of any such event specified in clause (iii) or (iv) in the reasonable judgment of the Remarketing Agent makes it impracticable or inadvisable to proceed with the Remarketing on the terms and in the manner contemplated in the Prospectus or the Remarketing Materials; and

          (k)   The Company shall have furnished or caused to be furnished to the Remarketing Agent at the Remarketing Closing Date certificates of officers of the Company satisfactory to the Remarketing Agent as to the accuracy of the representations and warranties of the Company herein at and as of such Remarketing Closing Date (provided that, each representation and warranty which refers to the Prospectus in Section 2 hereof shall be in relation to the Prospectus as amended or supplemented relating to the Notes), as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Remarketing Closing Date, and as to such other matters as the Remarketing Agent may reasonably request.

          (l)    The Company shall have complied with the provisions of Section 4(c) hereof with respect to the furnishing of copies of the Prospectus and the Remarketing Materials on the Business Day next succeeding the date of this Agreement.

        All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Remarketing Agent.

        SECTION 6.    Indemnification and Contribution.

          (a)   The Company will indemnify and hold harmless the Remarketing Agent against any losses, claims, damages or liabilities, joint or several, to which the Remarketing Agent may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Remarketing Materials, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Remarketing Agent for any legal or other expenses reasonably incurred by the Remarketing Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Remarketing Materials, or any such amendment or supplement(s) in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent expressly for use therein.

          (b)   The Remarketing Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Remarketing Materials or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Remarketing Materials or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c)   Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

          (d)   If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Agent on the other from the Remarketing. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Remarketing Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Remarketing Agent on the other shall be deemed to be in the same proportion as the aggregate principal amount of the Remarketed Notes bears to the remarketing fees received by the Remarketing Agent under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Remarketing Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Remarketing Agent agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Remarketing Agent shall not be required to contribute any amount in excess of the amount by which the aggregate principal amount of the Remarketed Notes exceeds the amount of any damages which the Remarketing Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e)   The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Remarketing Agent within the meaning of the Securities Act. The obligations of the Remarketing Agent under this Section 6 shall be in addition to any liability which the Remarketing Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

        SECTION 7.    Resignation and Removal of the Remarketing Agent. The Remarketing Agent may resign and be discharged from its duties and obligations hereunder, and the Company may remove the Remarketing Agent, by giving five Business Days' prior written notice to the Purchase Contract Agent, the Property Trustee and the Indenture Trustee and, in the case of a removal, the removed Remarketing Agent; provided that no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company in which it shall have agreed to conduct the Remarketing in accordance with the Remarketing Procedures. In any such case, the Company will use its best reasonable efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable. The provisions of Sections 4 and 6 shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

        SECTION 8.    Dealing in the Remarketed Notes. The Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed Notes. The Remarketing Agent may exercise any vote or join in any action which any beneficial owner of Remarketed Notes may be entitled to exercise or take pursuant to the Indenture or the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company, as freely as if it did not act in any capacity hereunder.

        SECTION 9.    Remarketing Agent's Performance; Duty of Care; Supervising Obligations. The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement and the Purchase Contract Agreement. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement or the Purchase Contract Agreement. In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement or the Purchase Contract Agreement as to the truth of the statements expressed in any of such documents. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketed Notes in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from the bad faith, negligence or willful misconduct on its part. The Remarketing Agent may, but shall not be obligated to, purchase Remarketed Notes for its own account.

        If at any time during the term of this Agreement, any event of default under the Indenture or any event that with the passage of time or the giving of notice or both would become an event of default under the Indenture has occurred and is continuing under the Indenture, then the obligations and duties of the Remarketing Agent under this Agreement shall be suspended until such default or event has been cured. The Company will cause the Indenture Trustee and the Purchase Contract Agent to give the Remarketing Agent notice of all such defaults and events of which such trustee or agent is aware.

        SECTION 10.    Termination. This Agreement shall terminate as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 7. In addition, the obligations of the Remarketing Agent hereunder may be terminated by it by notice given to the Company prior to 10:00 A.M., New York City time, on the Remarketing Closing Date if, prior to that time, any of the events described in Sections 5(h), (i) or (j) shall have occurred.

        SECTION 11.    Notices. Except as otherwise stated herein, all statements, requests, notices and agreements hereunder shall be in writing, and if to the Remarketing Agent shall be delivered or sent by mail to HSBC Securities (USA) Inc., HSBC Tower 10, 452 5th Avenue, New York, NY 10018; if to the Company shall be delivered or sent by mail to 2700 Sanders Road, Prospect Heights, IL 60070; if to the Trustee in accordance with the terms of the Indenture; if to the Purchase Contract Agent in accordance with the terms of the Purchase Contract Agreement; and if to the Collateral Agent or the Custodial Agent in accordance with the Pledge Agreement.

        Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

        SECTION 12.    Successors and Assigns. This Agreement shall be binding upon, and inure solely to the benefit of, the Remarketing Agent, the Company to the extent provided in Section 6 hereof, the officers and directors of the Company, each person who controls the Company or the Remarketing Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from the Remarketing Agent shall be deemed a successor or assign by reason merely of such purchase.

        SECTION 13.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

        SECTION 14.    Counterparts. This Agreement may be executed in one or more separate counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

        SECTION 15.    Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

        If the foregoing correctly sets forth the agreement among the Company and the Remarketing Agent, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,
HSBC FINANCE CORPORATION
		By:	/s/ WILLIAM H. KESLER
		Name:	William H. Kesler
		Title:	Vice President
Receipt Acknowledged:
THE BANK OF NEW YORK, as Purchase Contract Agent
By:	/s/ JEREMY FINKELSTEIN
Name:	Jeremy Finkelstein
Title:	Assistant Vice President
Accepted:
HSBC SECURITIES (USA) INC.
By: .	/s/ MARK KOTASEK
Name:	Mark Kotasek
Title:	Senior Vice President

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REMARKETING AGREEMENT